SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 23, 2005
Date of Report (Date of Earliest Event Reported)

The Cronos Group
(Exact name of registrant as specified in its charter)

Luxembourg
(State or Other Jurisdiction of Incorporation)

0-24464 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

5, rue Guillaume Kroll, L-1882 Luxembourg
(Address of principal executive offices) (Zip Code)

(352) 26.48.36.88
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 8.01     Other Events.
     On August 23, 2005, The Cronos Group (the “Company”) (Nasdaq: CRNS), was notified by Zacks Investment Research, Chicago, Illinois (“Zacks”) that the Company’s common shares have been included in the Zacks Micro Cap Index™ (the “Index”). The Index will be comprised of between 300 and 500 micro cap securities with market capitalizations of between $50 million and $575 million. The Index will be published by the American Stock Exchange. A constituent list and historical Index values are available from the Exchange at http://www.amex.com/amextrader/. The Company’s common shares currently comprise approximately 0.33% of the Index.
     The inclusion of the Company’s common shares in the Index was a decision made by Zacks without inducement by the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRONOS GROUP
By	/s/ Elinor A. Wexler
Elinor A. Wexler
Assistant Secretary

Date: August 30, 2005

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